                                                                    EXHIBIT 31.1

    CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13A-14(a)/RULE
                                  15D-14(a) OF
                THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John W. Wood Jr., certify that:

     1. I have reviewed this Amendment to Annual Report on Form 10-K/A of Analogic Corporation;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report, and

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

                                                 /s/ John W. Wood Jr.
                                           -------------------------------------
                                                     John W. Wood Jr.
                                           President and Chief Executive Officer
                                               (Principal Executive Officer)

Date: October 27, 2003

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